                                           *** Text Omitted and Filed Separately
                                               Confidential Treatment Requested
                                               Under 17 C.F.R. Sections 200.80,
                                               200.83 and 230.406.

                                                                   EXHIBIT 10.34


                     [UNIVERSITY OF CALIFORNIA LETTERHEAD]




                                             February 2,1998

Carl F. Bobkoski
Executive Vice President
Signal Pharmaceuticals, Inc.
5555 Oberlin Drive
San Diego, CA 92121

RE:   Second Amendment to Exclusive License Agreement for:
      Methods for Production of Neuroblasts and Testing Drugs...
      UC Case No. 92-116 etc.: UC Agreement Control No. 93-04-0786

Dear Carl:

I write regarding a proposed designated sublicense agreement, which Signal Pharmaceuticals, Inc. "Signal") is negotiating for the [***] Technologies (as defined in the subject License Agreement) with a certain other party ("Designated Sublicensee"). Signal wishes to issue this sublicense with a royalty base that differs from the royalty base defined in the License Agreement and on other terms and conditions which vary from the License Agreement.
Accordingly:

The Regents agrees to waive certain provisions of the License Agreement solely for this designated sublicense in consideration of Signal agreeing that (capitalized terms should have the meaning set forth herein, if not specified herein, the meaning defined in the above referenced License Agreement):

      (a) The designated sublicense grant will be confined to a field allowing the Designated Sublicensee to use the [***] Technologies in connection with [***]

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Carl F. Bobkoski
February 2, 1998
Page 2


     (b) Signal will pay The Regents an earned royalty on Net Sales of Licensed Product sold by the Designated Sublicensee, its affiliates and sublicensees as set forth in Appendix A hereto; accordingly, solely for purposes of the designated sublicense agreement. Paragraphs 5.1 through
     5.3 and 5.9 of the License Agreement are hereby superseded by the terms and conditions set forth in Appendix A.

     (c) Upon termination of the License Agreement or reduction of Signal's license under the License Agreement to non-exclusive, for any reason, The Regents shall accept assignment of this designated sublicense, as provided for in the First Amendment to Exclusive License Agreement for [***] effective June 22, 1997. Notwithstanding the foregoing, The Regents shall accept assignment of this sublicense even if Signal was in breach of the License Agreement when entering into the sublicense.

     (d) The designated sublicense agreement will require that Sublicensee (itself or through a designee) develop at least [***] as follows:

          - [***]

          - [***]

          - [***]

          - [***]

Notwithstanding the foregoing, the designated sublicense agreement may provide for reasonable extensions of the foregoing diligence deadlines, if despite diligent efforts such deadline is or may not be met. However, in the event that The Regents accepts assignment of the sublicense, The Regents shall not be required to provide any extension of the diligence deadlines and any extension of the diligence deadlines shall be at the sole discretion of The Regents.

Apart from the above-specified changes, the subject sublicense agreement will adhere to all the sublicensing provisions of the License Agreement. However, to the extent this letter and the License Agreement conflict solely with respect to the designated sublicense agreement this letter will control.


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Carl F. Bobkoski
February 2, 1998
Page 3


If you agree to the terms of this letter, please sign both enclosed originals and return them to me. I will return a fully executed original to you for your records.


                                        Sincerely,

                                        /s/ PATRICIA ANDERSON COTTON, PH.D.
                                        -----------------------------------
                                        Patricia Anderson Cotton, Ph.D.
                                        Licensing Officer

______________________________________________________________________________


SIGNAL PHARMACEUTICALS                 THE REGENTS OF THE UNIVERSITY
INC.:                                  OF CALIFORNIA:


By: /s/  CARL F. BOBKOSKI              By: /s/  TERENCE A. FEUERBORN
    -------------------------------        -------------------------------
              (Signature)                            (Signature)

Name: Carl F. Bobkoski                 Name: Terence A. Feuerborn

Title: Executive Vice President        Title: Executive Director
                                              Office of Research Administration
                                              and Technology Transfer

Date: Feb. 13, 98                      Date: 3-2-98
      -----------------------------          -----------------------------

                                       [ILLEGIBLE]
                                       /s/ P. Martin Simpson, Jr.     3-Jan 98
                                           -----------------------    --------
                                           P. Martin Simpson, Jr.       Date
                                           Resident Counsel
                                           Office of Technology Transfer
                                           University of California

             APPENDIX A TO SECOND AMENDMENT DATED FEBRUARY 2, 1998


Signal and The Regents agree that solely for purposes of the designated sublicense agreement:

1. The following terms defined in Paragraphs 1.2, 1.3, 1.4 and 1.5 of the License Agreement shall have the following meanings:

     1.2 "Licensed Product" means any product, composition or material (i) the sale of which would, but for the licenses granted to the Designated Sublicensee, infringe a Valid Claim within The Regents' Patent Rights in the country for which such product, composition or material is sold or (ii) is manufactured or administered to a patient by a Licensed Method.

     1.3 "Licensed Method" means any method (i) the practice of which would, but for the license granted to Designated Sublicensee, infringe a Valid Claim within Regents' Patent Rights or (ii) consisting of a method of [***]


1.4 "Net Sales" means the total amount invoiced to third parties on sales of Licensed Products by Designated Sublicensee, its affiliates or sublicensees, less the following reasonable and customary deductions to the extent applicable to such invoiced amounts: (i) all trade, cash and quantity credits, discounts, refunds or government rebates; (ii) amounts for claims, allowances or credits for returns, retroactive price reductions, or chargebacks; (iii) packaging, handling fees and prepaid freight, sales taxes, duties and other governmental charges (including value added tax); and (iv) provisions for uncollectible accounts determined in accordance with reasonable accounting practices, consistently applied to all products of the selling party; provided, however, that in the case of Patient-Specific Licensed Products, "Net Sales" shall equal [***] of the foregoing amounts (after the deductions described in (i) through (iv) above). For purposes of the foregoing, it is understood that Net Sales shall include only the amount invoiced for materials consisting of Licensed Products (less the foregoing deductions and adjustments) and shall not include charges related to services [***] performed in connection with the sale of such Licensed Products; accordingly, Net Sales shall not include, without limitation, charges for [***] or the like. For the removal of doubt, Net Sales shall not include sales by Sublicensee to its affiliates for resale, provided that if Sublicensee sells a Licensed Product to an affiliate for resale, Net Sales shall include the amounts invoiced by such affiliate to third parties on the resale of such Licensed Product.

     1.5 "Affiliate" means any corporation or other business entity in which the Licensee or Designated Sublicensee owns or controls, directly or indirectly, at least fifty (50%) of the outstanding stock or other voting rights entitled to elect directors; provided however, that any country where the local law shall not permit foreign equity participation of at least 50%, then an


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"Affiliate" shall include any company in which the Licensee or Sublicensee owns or controls, directly or indirectly, the maximum percentage of such outstanding stock or voting rights permitted by local law.

2. The following definitions are added to Article I (Definitions) of the License Agreement:

     1.9  [***]

     2.0 "Valid Claim" shall mean a claim of an issued and unexpired patent or a claim of a pending patent application within Regents' Patent Rights which has not been held unpatentable, invalid or unenforceable by a court or other government agency of competent jurisdiction and has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise. Notwithstanding the foregoing, if a claim of a pending patent application within Regents' Patent Rights has not issued as a claim of an issued patent within Regent's Patent Rights, on or before [***] such pending claim shall not be a Valid Claim for purposes of the sublicense agreement unless and until such claim issues.

3. Paragraphs 5.1, 5.2, 5.3 and 5.9 of the License Agreement shall be removed and replaced with the following:

     5.1(a)    The Licensee shall pay The Regents an earned royalty of [***] of the Net Sales of Licensed Product sold by the Designated Sublicensee, its Affiliates or sublicensees; provided that the earned royalty shall be [***] of the Net Sales of Licensed Products, if such Net Sales by Licensee, its Affiliates and sublicensees (including without limitation, Designated Sublicensee, its Affiliates and sublicensees) are less than [***] per year in any given calendar year of sales.

     5.1(b)    The earned royalty due under Paragraph 5.1(a) above with respect to a Licensed Product which is not covered by any Valid Claim but is manufactured or administered to patients using a Licensed Method not covered by a Valid Claim shall be [***].

     5.2 Royalties shall continue under Paragraph(s) 5.1(a) and 5.1(b) above with respect to each Licensed Product, (i) on a country-by-country basis for so long as the sale of such Licensed Product would, but for the license granted to Designated Sublicensee, infringe a Valid Claim within the Regents' Patent rights in such country or (ii) with respect to a Licensed Product(s) not covered by any Valid Claim but that is manufactured or administered to patients using a Licensed Method not covered by a Valid Claim for ten (10) years from the date of first commercialization of the first such Licensed Product in any country.




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      5.3   Earned royalties due on Net Sales of Licensed Products by Designated
Sublicensee, its affiliates or sublicensees shall be deemed accrued in the quarter in which Licensee receives payment from the Sublicensee with respect to such Net Sales, but in no event later than the quarter following the quarter in which Net Sales are made by the Sublicensee, its affiliates or sublicensee.